Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

YRC WORLDWIDE REPORTS 2015 SECOND QUARTER EARNINGS

YRCW reports $120.3 million increase in LTM Adjusted EBITDA to $326.8 million; highest in seven years

OVERLAND PARK, Kan., July 30, 2015 — YRC Worldwide Inc. (NASDAQ: YRCW) today reported financial results for the second quarter of 2015.

Consolidated operating revenue for the second quarter of 2015 was $1.258 billion with consolidated operating income reported at $56.9 million, which included a $0.7 million gain on asset disposals. As a comparison, the company reported consolidated operating revenue of $1.318 billion for the second quarter of 2014 with consolidated operating income of $20.0 million, which included a $6.5 million gain on asset disposals.

Second Quarter 2015 Financial Highlights

•	On a non-GAAP basis, the company generated Adjusted EBITDA of $109.4 million for a consolidated Adjusted EBITDA margin of 8.7%, and a $46.4 million increase compared to the $63.0 million reported in the prior year comparable quarter (as detailed in the reconciliation below).

•	Last twelve month (LTM) Adjusted EBITDA increased $120.3 million to $326.8 million.

•	The company generated pre-tax income of $28.3 million.

•	Improved yield and safety results contributed to a 280-basis-point year-over-year operating ratio improvement to 97.2 at YRC Freight, and a 320-basis-point improvement and resulting operating ratio of 91.9 at the Regional segment.

•	The total debt-to-Adjusted EBITDA ratio continues to improve, moving from 5.4 times just 12 months ago and 3.9 times last quarter to 3.3 times this quarter.

•	During the second quarter of 2015, the company continued to strongly reinvest back into the business spending $21.3 million in capital expenditures. We also entered into additional operating leases that have a capital value equivalent of $26.5 million for total reinvestment of $47.8 million for the quarter, as compared to an investment of $13.5 million in the second quarter of 2014.

Second Quarter 2015 Operational Highlights

•	Continued strategy of placing freight mix and yield improvements over market share and tonnage growth which significantly improved profitability.

•	On a year-over-year basis, tonnage comparisons were difficult due to the increased tonnage we experienced in the second quarter of 2014 and the implementation of pricing actions which began in the second quarter of 2014.

•	Tonnage per day decreased 6.2% for the quarter at YRC Freight and decreased 3.5% for the Regional segment.

•	Excluding fuel surcharge, revenue per shipment increased 9.8% at YRC Freight and revenue per hundredweight increased by 6.4%. Including fuel surcharge, revenue per shipment increased 3.8% and revenue per hundredweight increased by 0.6%.

•	At the Regionals, excluding fuel surcharge, revenue per shipment increased 6.5% and revenue per hundredweight increased by 5.2%. Including fuel surcharge, revenue per shipment increased 1.4% and revenue per hundredweight increased by 0.2%.

•	As a result of our investment in safety and training, workers’ compensation expense decreased by $7.8 million, and our liability claims expense decreased by $6.7 million. Additionally, our decrease in workers’ compensation expense was due to favorable development on prior year claims.

•	When compared to the second quarter in 2014, workers’ compensation expense and liability claims expense decreased by $5.4 million and $4.1 million, respectively, at YRC Freight. Similarly, workers’ compensation expense and liability claims expense declined by $2.9 million and $1.7 million, respectively, at the Regional segment.

“During the second quarter of this year, we continued to see success in executing our freight mix and yield improvement strategy and equally important improving our safety performance which in turn increased our operating income by $36.9 million to $56.9 million,” said James Welch, chief executive officer of YRC Worldwide. “Additionally, we continued to reinvest in our fleet, make incremental investments in high return technology projects and are nearing completion of the in-cab safety solutions pilot for our existing fleet. We are accomplishing all of this while improving our liquidity,” continued Welch. “However, as we move forward, we must continue to invest in our most valuable asset, our employees, through continuous training, employee engagement strategies and communication. We believe these investments will help drive productivity, service and quality improvements and allow us to continue to build on our current operating momentum and results,” concluded Welch.

Liquidity Update

•	At June 30, 2015, the company had cash and cash equivalents and Managed Accessibility under its ABL facility totaling $226.1 million. For comparison, as of March 31, 2015, cash and cash equivalents and Managed Accessibility totaled $175.6 million.

•	For the six months ended June 30, 2015, cash provided by operating activities was $31.1 million as compared to cash used in operating activities of $55.6 million for the six months ended June 30, 2014, an improvement of $86.7 million.

Key Segment Information – second quarter 2015 compared to the second quarter of 2014

YRC Freight	2015	2014	Percent Change
Workdays	63.5	63.5
Operating revenue (in millions)	$795.2	$842.1	(5.6)%
Operating income (loss) (in millions)	$22.5	$(0.3)	NM	(a)
Operating ratio	97.2	100.0	2.8	pp
Total tonnage per day (in thousands)	26.53	28.29	(6.2)%
Total shipments per day (in thousands)	43.95	48.35	(9.1)%
Revenue per hundredweight incl FSC	$23.51	$23.36	0.6%
Revenue per hundredweight excl FSC	$20.70	$19.45	6.4%
Revenue per shipment incl FSC	$284	$273	3.8%
Revenue per shipment excl FSC	$250	$228	9.8%
Total weight/shipment (in pounds)	1,207	1,170	3.2%

(a)	Not Meaningful

Regional Transportation	2015	2014	Percent Change
Workdays	63.0	62.5
Operating revenue (in millions)	$463.2	$475.5	(2.6)%
Operating income (in millions)	$37.7	$23.2	62.5%
Operating ratio	91.9	95.1	3.2	pp
Total tonnage per day (in thousands)	31.71	32.86	(3.5)%
Total shipments per day (in thousands)	42.82	44.91	(4.7)%
Revenue per hundredweight incl FSC	$11.60	$11.58	0.2%
Revenue per hundredweight excl FSC	$10.26	$9.75	5.2%
Revenue per shipment incl FSC	$172	$169	1.4%
Revenue per shipment excl FSC	$152	$143	6.5%
Total weight/shipment (in pounds)	1,481	1,463	1.2%

Review of Financial Results

YRC Worldwide Inc. will host a conference call with the investment community today, Thursday, July 30, 2015, beginning at 4:30 p.m. ET, 3:30 p.m. CT. The call will be available to listeners as a live webcast and as a replay via the YRC Worldwide website yrcw.com.

Non-GAAP Financial Measures

EBITDA is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense. Adjusted EBITDA (defined in our credit facilities as Consolidated EBITDA) is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense, and further adjusted for letter of credit fees, equity-based compensation expense, net gains or losses on property disposals, restructuring professional fees, nonrecurring consulting fees, expenses associated with certain lump sum payments to our IBT employees and results of permitted dispositions and discontinued operations among other items as defined in the company’s credit facilities. EBITDA and Adjusted EBITDA are used for internal management purposes as a financial measure that reflects the company’s core operating performance. In addition, management uses Adjusted EBITDA to measure compliance with financial covenants in the company’s credit facilities. However, these financial measures should not be construed as better measurements than net income or earnings per share, as defined by generally accepted accounting principles (GAAP).

EBITDA and Adjusted EBITDA have the following limitations:

•	EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or fund principal payments on our outstanding debt;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to fund restructuring professional fees, nonrecurring consulting fees, letter of credit fees, service interest or principal payments on our outstanding debt or fund our lump sum payments to our IBT employees required under the ratified MOU;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	Equity-based compensation is an element of our long-term incentive compensation program, although Adjusted EBITDA excludes certain employee equity-based compensation expense when presenting our ongoing operating performance for a particular period;

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBTIDA and Adjusted EBITDA should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA as secondary measures. The company has provided reconciliations of its non-GAAP measures, EBITDA and Adjusted EBITDA, to GAAP net income and operating income (loss) within the supplemental financial information in this release.

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Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “intend,” “anticipate,” “believe,” “could,” “may,” “project,” “forecast,” “propose,” “plan,” “designed,” “enable,” and similar expressions which speak only as of the date the statement was made are intended to identify forward-looking statements. Forward-looking statements are inherently uncertain are based upon current beliefs, assumptions and expectations of Company management and current market conditions, and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond our control. Our future financial condition and results could differ materially from those predicted in such forward-looking statements because of a number of factors, including (without limitation) our ability to generate sufficient cash flows and liquidity to fund operations and satisfy our cash needs and future cash commitments, including (without limitation) our obligations related to our substantial indebtedness and lease and pension funding requirements; the success of our management team in implementing its strategic plan and operational and productivity improvements, including (without limitation) our continued ability to meet high on-time and quality delivery performance standards, and the impact of those improvements to meet our future liquidity and profitability; our ability to finance the maintenance, acquisition and replacement of revenue equipment and other necessary capital expenditures; potential increase in our operating lease obligations resulting from our decision to defer the purchase of new revenue equipment; changes in equity and debt markets; inclement weather; price and availability of fuel; sudden changes in the cost of fuel or the index upon which we base our fuel surcharge and the effectiveness of our fuel surcharge program in protecting us against fuel price volatility; competition and competitive pressure on service and pricing; expense volatility, including (without limitation) volatility due to changes in purchased transportation service or pricing for purchased transportation; our ability to comply and the cost of compliance with federal, state, local and foreign laws and regulations, including (without limitation) laws and regulations for the protection of employee safety and health and the environment; terrorist attack; labor relations, including (without limitation) our ability to attract and retain qualified drivers, the continued support of our union employees with respect to our strategic plan, the impact of work rules, work stoppages, strikes or other disruptions, our obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction; the impact of claims and litigation to which we are or may become exposed; and other risks and contingencies, including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

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About YRC Worldwide

YRC Worldwide Inc., headquartered in Overland Park, Kan., is the holding company for a portfolio of less-than-truckload (LTL) companies including YRC Freight, YRC Reimer, Holland, Reddaway, and New Penn. Collectively, YRC Worldwide companies have one of the largest, most comprehensive LTL networks in North America with local, regional, national and international capabilities. Through their teams of experienced service professionals, YRC Worldwide companies offer industry-leading expertise in heavyweight shipments and flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence.

Please visit our website at www.yrcw.com for more information.

Investor Contact:	Stephanie Fisher
913-696-6108
investor@yrcw.com

Media Contact:	Suzanne Dawson
LAK Public Relations, Inc.
212-329-1420
sdawson@lakpr.com

CONSOLIDATED BALANCE SHEETS

YRC Worldwide Inc. and Subsidiaries

(Amounts in millions except share and per share data)

	June 30, 2015	December 31, 2014
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$196.0	$171.1
Restricted amounts held in escrow	16.7	28.9
Accounts receivable, net	512.9	470.5
Prepaid expenses and other	81.2	81.2

Total current assets	806.8	751.7

PROPERTY AND EQUIPMENT:
Cost	2,830.2	2,819.6
Less - accumulated depreciation	(1,881.6)	(1,825.4)

Net property and equipment	948.6	994.2

OTHER ASSETS:
Intangibles, net	50.5	60.3
Restricted amounts held in escrow	40.4	60.2
Deferred income taxes, net	21.2	21.4
Other assets	101.1	97.2

Total assets	$1,968.6	$1,985.0

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$188.3	$172.2
Wages, vacations, and employees’ benefits	203.9	176.6
Deferred income taxes, net	21.2	21.4
Other current and accrued liabilities	178.2	202.2
Current maturities of long-term debt	14.8	31.1

Total current liabilities	606.4	603.5

OTHER LIABILITIES:
Long-term debt, less current portion	1,069.4	1,078.8
Deferred income taxes, net	3.3	1.5
Pension and postretirement	437.1	460.3
Claims and other liabilities	297.6	315.2
Commitments and contingencies

SHAREHOLDERS’ DEFICIT:
Preferred stock, $1.00 par value per share	—	—
Common stock, $0.01 par value per share	0.3	0.3
Capital surplus	2,310.8	2,290.9
Accumulated deficit	(2,235.6)	(2,240.0)
Accumulated other comprehensive loss	(428.0)	(432.8)
Treasury stock, at cost (410 shares)	(92.7)	(92.7)

Total shareholders’ deficit	(445.2)	(474.3)

Total liabilities and shareholders’ deficit	$1,968.6	$1,985.0

STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (LOSS)

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in millions except per share data, shares in thousands)

(Unaudited)

	Three Months		Six Months
	2015	2014	2015	2014

OPERATING REVENUE	$1,258.4	$1,317.6	$2,444.8	$2,528.5

OPERATING EXPENSES:
Salaries, wages and employee benefits	715.5	740.7	1,422.8	1,466.4
Operating expenses and supplies	232.8	292.0	461.0	575.7
Purchased transportation	148.0	159.8	281.4	291.7
Depreciation and amortization	41.3	41.0	82.9	82.0
Other operating expenses	64.6	70.6	135.5	131.4
(Gains) losses on property disposals, net	(0.7)	(6.5)	0.6	(6.3)

Total operating expenses	1,201.5	1,297.6	2,384.2	2,540.9

OPERATING INCOME (LOSS)	56.9	20.0	60.6	(12.4)

NONOPERATING (INCOME) EXPENSES:
Interest expense	27.9	31.7	55.5	89.9
(Gain) loss on extinguishment of debt	—	—	0.6	(11.2)
Other, net	0.7	1.1	(3.6)	(4.0)

Nonoperating expenses, net	28.6	32.8	52.5	74.7

INCOME (LOSS) BEFORE INCOME TAXES	28.3	(12.8)	8.1	(87.1)
INCOME TAX (BENEFIT) EXPENSE	2.3	(7.9)	3.7	(12.0)

NET INCOME (LOSS)	26.0	(4.9)	4.4	(75.1)
AMORTIZATION OF BENEFICIAL CONVERSION FEATURE ON PREFERRED STOCK	—	—	—	(18.1)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$26.0	$(4.9)	$4.4	$(93.2)

NET INCOME (LOSS)	$26.0	$(4.9)	$4.4	$(75.1)
OTHER COMPREHENSIVE INCOME, NET OF TAX	5.4	3.6	4.8	4.5

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO YRC WORLDWIDE INC.	$31.4	$(1.3)	$9.2	$(70.6)

AVERAGE COMMON SHARES OUTSTANDING - BASIC	31,929	30,612	31,367	26,501
AVERAGE COMMON SHARES OUTSTANDING - DILUTED	32,582	30,612	32,562	26,501

NET INCOME (LOSS) PER SHARE - BASIC	$0.81	$(0.16)	$0.14	$(3.52)
NET INCOME (LOSS) PER SHARE - DILUTED	$0.80	$(0.16)	$0.13	$(3.52)

STATEMENTS OF CONSOLIDATED CASH FLOWS

YRC Worldwide Inc. and Subsidiaries

For the Six Months Ended June 30

(Amounts in millions)

(unaudited)

	2015	2014

OPERATING ACTIVITIES:
Net income (loss)	$4.4	$(75.1)
Noncash items included in net income (loss):
Depreciation and amortization	82.9	82.0
Paid-in-kind interest on Series A Notes and Series B Notes	0.4	12.7
Amortization of deferred debt costs	3.2	4.9
Amortization of premiums and discounts on debt	1.4	20.1
Noncash equity based compensation and employee benefits expense	11.7	15.4
Deferred income tax benefit, net	—	(1.1)
(Gains) losses on property disposals, net	0.6	(6.3)
(Gain) loss on extinguishment of debt	0.6	(11.2)
Other noncash items, net	(1.8)	(3.7)
Changes in assets and liabilities, net:
Accounts receivable	(43.2)	(95.5)
Accounts payable	11.7	22.3
Other operating assets	(0.6)	(15.8)
Other operating liabilities	(40.2)	(4.3)

Net cash provided by (used in) operating activities	31.1	(55.6)

INVESTING ACTIVITIES:
Acquisition of property and equipment	(42.6)	(24.7)
Proceeds from disposal of property and equipment	13.1	7.3
Restricted escrow receipts	42.0	90.7
Restricted escrow deposits	(10.0)	(128.2)
Other, net	0.4	5.3

Net cash provided by (used in) investing activities	2.9	(49.6)

FINANCING ACTIVITIES:
Issuance of long-term debt	—	693.0
Repayment of long-term debt	(9.1)	(795.7)
Debt issuance costs	—	(27.4)
Equity issuance costs	—	(17.1)
Equity issuance proceeds	—	250.0

Net cash provided by (used in) financing activities	(9.1)	102.8

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	24.9	(2.4)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	171.1	176.3

CASH AND CASH EQUIVALENTS, END OF PERIOD	$196.0	$173.9

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$(54.1)	$(67.7)
Income tax refund, net	0.4	9.9

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in millions)

(Unaudited)

SEGMENT INFORMATION

	Three Months			Six Months
	2015	2014	%	2015	2014	%

Operating revenue:
YRC Freight	$795.2	$842.1	(5.6)	$1,532.8	$1,598.9	(4.1)
Regional Transportation	463.2	475.5	(2.6)	912.0	929.6	(1.9)
Other, net of eliminations	—	—		—	—

Consolidated	1,258.4	1,317.6	(4.5)	2,444.8	2,528.5	(3.3)

Operating income (loss):
YRC Freight	22.5	(0.3)		22.7	(32.8)
Regional Transportation	37.7	23.2		42.3	31.1
Corporate and other	(3.3)	(2.9)		(4.4)	(10.7)

Consolidated	$56.9	$20.0		$60.6	$(12.4)

Operating ratio:
YRC Freight	97.2%	100.0%		98.5%	102.1%
Regional Transportation	91.9%	95.1%		95.4%	96.7%
Consolidated	95.5%	98.5%		97.5%	100.5%

Operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing operating income by operating revenue or (iii) plus the result of dividing operating loss by operating revenue, and expressed as a percentage.

SUPPLEMENTAL INFORMATION

As of June 30, 2015	Par Value	Discount	Book Value
New term loan	$689.5	$(5.0)	$684.5

ABL facility(a)	—	—	—
Secured Second A&R CDA	45.0	—	45.0
Unsecured Second A&R CDA	73.2	—	73.2
Lease financing obligations	281.5	—	281.5
Other	—	—	—

Total debt	$1,089.2	$(5.0)	$1,084.2

As of December 31, 2014	Par Value	Discount	Book Value
New term loan	$693.0	$(5.7)	$687.3

ABL facility(b)	—	—	—
Series B Notes	17.7	(0.6)	17.1
Secured Second A&R CDA	47.0	—	47.0
Unsecured Second A&R CDA	73.2	—	73.2
Lease financing obligations	285.1	—	285.1
Other	0.2	—	0.2

Total debt	$1,116.2	$(6.3)	$1,109.9

Our total leverage ratio for the four consecutive fiscal quarters ended June 30, 2015 was 3.33 to 1.00.

(a)	ABL capacity $450.0M; borrowing base $436.4M; maximum availability $73.8M; Managed Accessibility $30.1M. Managed Accessibility is defined as maximum availability less the lower of 10% of the borrowing base or 10% of the collateral line cap.
(b)	ABL capacity $450.0M; borrowing base $445.5M; maximum availability $71.2M; amount able to be drawn $27.1M.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in millions)

(Unaudited)

	Three Months		Six Months
	2015	2014	2015	2014
Reconciliation of net income (loss) to adjusted EBITDA:
Net income (loss)	$26.0	$(4.9)	$4.4	$(75.1)
Interest expense, net	27.9	31.6	55.3	89.7
Income tax expense (benefit)	2.3	(7.9)	3.7	(12.0)
Depreciation and amortization	41.3	41.0	82.9	82.0

EBITDA	97.5	59.8	146.3	84.6
Adjustments for debt covenants:
(Gains) losses on property disposals, net	(0.7)	(6.5)	0.6	(6.3)
Letter of credit expense	2.2	2.1	4.4	7.3
Restructuring professional fees	—	—	—	1.1
Nonrecurring consulting fees	3.0	—	5.9	—
Permitted dispositions and other	0.1	—	0.3	0.1
Equity based compensation expense	3.2	2.5	3.7	9.1
Amortization of ratification bonus	4.6	5.2	9.8	5.2
(Gain) loss on extinguishment of debt	—	—	0.6	(11.2)
Other, net (a)	(0.5)	(0.1)	(3.4)	(4.1)

Adjusted EBITDA	$109.4	$63.0	$168.2	$85.8

(a)	As required under our Term Loan Agreement, other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA under our Term Loan Agreement.

	Three Months		Six Months
Adjusted EBITDA by segment:	2015	2014	2015	2014
YRC Freight	$53.1	$21.5	$85.2	$17.8
Regional Transportation	56.6	42.1	82.8	68.0
Corporate and other	(0.3)	(0.6)	0.2	0.0

Adjusted EBITDA	$109.4	$63.0	$168.2	$85.8

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in millions)

(Unaudited)

	Three Months		Six Months
YRC Freight segment	2015	2014	2015	2014
Reconciliation of operating income (loss) to adjusted EBITDA:
Operating income (loss)	$22.5	$(0.3)	$22.7	$(32.8)
Depreciation and amortization	23.3	24.9	47.2	49.6

EBITDA	45.8	24.6	69.9	16.8
Adjustments for debt covenants:
(Gains) losses on property disposals, net	0.8	(6.7)	0.6	(6.9)
Letter of credit expense	1.5	1.4	3.0	5.0
Nonrecurring consulting fees	3.0	—	5.9	—
Amortization of ratification bonus	3.0	3.3	6.3	3.3
Other nonoperating, net (a)	(1.0)	(1.1)	(0.5)	(0.4)

Adjusted EBITDA	$53.1	$21.5	$85.2	$17.8

(a)	As required under our Term Loan, other nonoperating, net, shown above does not include the impact of non-cash foreign currency gains or losses.

	Three Months		Six Months
Regional Transportation segment	2015	2014	2015	2014
Reconciliation of operating income to adjusted EBITDA:
Operating income	$37.7	$23.2	$42.3	$31.1
Depreciation and amortization	18.1	16.2	35.8	32.6

EBITDA	55.8	39.4	78.1	63.7
Adjustments for debt covenants:
(Gains) losses on property disposals, net	(1.3)	0.2	0.2	0.6
Letter of credit expense	0.5	0.6	1.0	1.8
Amortization of ratification bonus	1.6	1.9	3.5	1.9

Adjusted EBITDA	$56.6	$42.1	$82.8	$68.0

	Three Months		Six Months
Corporate and other segment	2015	2014	2015	2014
Reconciliation of operating loss to adjusted EBITDA:
Operating loss	$(3.3)	$(2.9)	$(4.4)	$(10.7)
Depreciation and amortization	(0.1)	(0.1)	(0.1)	(0.2)

EBITDA	(3.4)	(3.0)	(4.5)	(10.9)
Adjustments for debt covenants:
Gains on property disposals, net	(0.2)	—	(0.2)	—
Letter of credit expense	0.2	0.1	0.4	0.5
Restructuring professional fees	—	—	—	1.1
Permitted dispositions and other	0.1	—	0.3	0.1
Equity based compensation expense	3.2	2.5	3.7	9.1
Other nonoperating, net (a)	(0.2)	(0.2)	0.5	0.1

Adjusted EBITDA	$(0.3)	$(0.6)	$0.2	$0.0

(a)	As required under our Term Loan, other nonoperating, net, shown above does not include the impact of earnings of our equity method investment as well as non-cash foreign currency gains or losses.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Trailing Twelve Months Ended June 30

(Amounts in millions)

(Unaudited)

2015
Reconciliation of net income to adjusted EBITDA:
Net income	$11.8
Interest expense, net	115.0
Income tax benefit	(0.4)
Depreciation and amortization	164.5

EBITDA	290.9
Adjustments for debt covenants:
Gains on property disposals, net	(5.0)
Letter of credit expense	9.2
Restructuring professional fees	3.1
Nonrecurring consulting fees	5.9
Permitted dispositions and other	1.9
Equity based compensation expense	8.9
Amortization of ratification bonus	20.2
Loss on extinguishment of debt	0.6
Other, net (a)	(8.9)

Adjusted EBITDA	$326.8

(a)	As required under our Term Loan Agreement, other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA under our Term Loan Agreement.

YRC Worldwide Inc.

Segment Statistics

Quarterly Comparison

	YRC Freight
	2Q15	2Q14	1Q15	Y/Y % (b)	Sequential % (b)
Workdays	63.5	63.5	62.5

Total picked up revenue (in millions) (a)	$792.2	$839.2	$737.4	(5.6)	7.4
Total tonnage (in thousands)	1,685	1,796	1,566	(6.2)	7.6
Total tonnage per day (in thousands)	26.53	28.29	25.05	(6.2)	5.9
Total shipments (in thousands)	2,791	3,070	2,604	(9.1)	7.2
Total shipments per day (in thousands)	43.95	48.35	41.66	(9.1)	5.5
Total picked up revenue/cwt.	$23.51	$23.36	$23.55	0.6	(0.2)
Total picked up revenue/cwt. (excl. FSC)	$20.70	$19.45	$20.66	6.4	0.2
Total picked up revenue/shipment	$284	$273	$283	3.8	0.2
Total picked up revenue/shipment (excl. FSC)	$250	$228	$249	9.8	0.6
Total weight/shipment (in pounds)	1,207	1,170	1,203	3.2	0.4

(a) Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$795.2	$842.1	$737.6
Change in revenue deferral and other	(3.0)	(2.9)	(0.2)

Total picked up revenue	$792.2	$839.2	$737.4

	Regional Transportation
	2Q15	2Q14	1Q15	Y/Y % (b)	Sequential % (b)
Workdays	63.0	62.5	64.5

Total picked up revenue (in millions) (a)	$463.4	$475.6	$449.1	(2.6)	3.2
Total tonnage (in thousands)	1,997	2,054	1,976	(2.7)	1.1
Total tonnage per day (in thousands)	31.71	32.86	30.64	(3.5)	3.5
Total shipments (in thousands)	2,697	2,807	2,617	(3.9)	3.1
Total shipments per day (in thousands)	42.82	44.91	40.58	(4.7)	5.5
Total picked up revenue/cwt.	$11.60	$11.58	$11.36	0.2	2.1
Total picked up revenue/cwt. (excl. FSC)	$10.26	$9.75	$10.03	5.2	2.3
Total picked up revenue/shipment	$172	$169	$172	1.4	0.1
Total picked up revenue/shipment (excl. FSC)	$152	$143	$151	6.5	0.4
Total weight/shipment (in pounds)	1,481	1,463	1,510	1.2	(1.9)

(a) Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$463.2	$475.5	$448.8
Change in revenue deferral and other	0.2	0.1	0.3

Total picked up revenue	$463.4	$475.6	$449.1

(a)	Does not equal financial statement revenue due to revenue recognition adjustments between accounting periods.
(b)	Percent change based on unrounded figures and not the rounded figures presented.

YRC Worldwide Inc.

Segment Statistics

YTD Comparison

	YRC Freight
	2015	2014	Y/Y % (b)
Workdays	126.0	126.5

Total picked up revenue (in millions) (a)	$1,529.6	$1,595.2	(4.1)
Total tonnage (in thousands)	3,251	3,443	(5.6)
Total tonnage per day (in thousands)	25.80	27.21	(5.2)
Total shipments (in thousands)	5,394	5,842	(7.7)
Total shipments per day (in thousands)	42.81	46.18	(7.3)
Total picked up revenue/cwt.	$23.53	$23.17	1.5
Total picked up revenue/cwt. (excl. FSC)	$20.68	$19.28	7.3
Total picked up revenue/shipment	$284	$273	3.8
Total picked up revenue/shipment (excl. FSC)	$249	$227	9.7
Total weight/shipment (in pounds)	1,205	1,179	2.3

(a) Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$1,532.8	$1,598.9
Change in revenue deferral and other	(3.2)	(3.7)

Total picked up revenue	$1,529.6	$1,595.2

	Regional Transportation
	2015	2014	Y/Y % (b)
Workdays	127.5	129.5

Total picked up revenue (in millions) (a)	$912.5	$930.0	(1.9)
Total tonnage (in thousands)	3,974	4,069	(2.3)
Total tonnage per day (in thousands)	31.17	31.42	(0.8)
Total shipments (in thousands)	5,315	5,512	(3.6)
Total shipments per day (in thousands)	41.68	42.57	(2.1)
Total picked up revenue/cwt.	$11.48	$11.43	0.5
Total picked up revenue/cwt. (excl. FSC)	$10.15	$9.62	5.5
Total picked up revenue/shipment	$172	$169	1.8
Total picked up revenue/shipment (excl. FSC)	$152	$142	6.9
Total weight/shipment (in pounds)	1,495	1,476	1.3

(a) Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$912.0	$929.6
Change in revenue deferral and other	0.5	0.4

Total picked up revenue	$912.5	$930.0

(a)	Does not equal financial statement revenue due to revenue recognition adjustments between accounting periods.
(b)	Percent change based on unrounded figures and not the rounded figures presented.